Exhibit 16.1

December 30, 2015

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Todex Corp

Commission File No. 333-201288

We have read the statements that we understand Todex Corp will be included under Item 4.01 of the Form 8-K report dated December 29, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

Wheat Ridge, Colorado